EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 28, 2013 with respect to the consolidated financial statements (expressing an unqualified opinion) included in the Annual Report of United Security Bancshares, Inc. on Form 10-K for the year ended December 31, 2012. We hereby consent to the incorporation by reference of said report in this Registration Statement on Form S-8 pertaining to the United Security Bancshares, Inc. 2013 Incentive Plan.

/s/ CARR, RIGGS & INGRAM, LLC

Dothan, Alabama

June 5, 2013